UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: April  20, 2008
(Date of earliest event reported)

CMG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	000-51770 --------------------------------	87-0733770 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Biscayne Boulevard
Miami, FL 33137
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(Address of principal executive offices) (Zip Code)

(305) 751-1667
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(Registrant’s telephone no., including area code)

590 Madison Avenue, 21st Floor
New York, NY 10022
(212) 521-4111
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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item  2.01      Completion of Acquisition or Disposition of Assets.

References in this Current Report on Form 8-K to “CMG Holdings”, the “Company,” “we,” “us” and “our” for periods prior to the closing of the Reorganization refer to the Registrant, and for periods subsequent to the closing of the Reorganization refer to the Registrant and its subsidiaries.  Information regarding the Company, Creative Management Group, Inc. and the principal terms of the Reorganization are set forth below.

The Reorganization

The Reorganization.  On May 27, 2008, the Company entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement” with its controlling shareholder, Creative Management Group, Inc., a privately held Delaware corporation (“Creative Management Group”).  Upon the closing under the Reorganization Agreement on May 27, 2008, (open to filing date) the eighty shareholders of Creative Management Group delivered all of their equity interests in Creative Management Group to the Company in exchange for shares of common stock in the Company owned by Creative Management Group, as a result of which Creative Management Group became a wholly-owned subsidiary of the Company (the “Reorganization”).

Pursuant to the Reorganization Agreement, at closing, the shareholders of Creative Management Group received one share of the Company’s common stock previously owned by Creative Management Group for each issued and outstanding common share owned of Creative Management Group.  As a result, at closing, the 22,135,148 shares of the Company that were issued and previously owned by Creative Management Group,  are now owned directly by its shareholders.  The 22,135,148 of Creative Management Group previously owned by its shareholders are now owned by the Company, thereby making Creative Management Group a wholly-owned subsidiary of the Company. The Company did not issue any new shares as part of the Reorganization.

Upon completion of the closing under the Reorganization Agreement, the Company has a total of 42,400,000 shares issued and outstanding of which 20,264,852, or approximately 47.79% are held by persons who were previously shareholders of the Registrant, 22,135,148 shares, or approximately 52.21% are held by persons who were previously shareholders of Creative Management Group.

Neither the Company nor Creative Management Group had any options or warrants to purchase shares of capital stock outstanding immediately prior to or following the Reorganization.  The Company intends to establish an option pool of up to 5,000,000 common shares as soon as possible after the closing for the purpose of having shares available for the granting of options to Company officers, directors, employees and to independent contractors who provide services to the Company.

All the shares of the Company’s common stock issued in connection with the Reorganization were registered under Section 12(b) or (g) of The Securities Exchange Act of 1934 when the Registrant filed Form 10-SB/A on June 28, 2006.  All shares issued in connection with the Reorganization were issued from a "Control Shareholder", which is a shareholder that is now or has been within the last 90 days a director or officer of the Company, or now owns or controls or within the last 90 days has owned or controlled 10% or more of the Company's outstanding voting securities and is therefore subject to the restriction in accordance with Rule 144 of the Securities Act of 1934.

Changes Resulting from the Reorganization.  Creative Management Group is a business that delivers innovative, value-added marketing communications and strategic consulting services to its clients. Creative Management Group strives to be a premier marketing communications and consulting company whose strategic, creative and innovative solutions achieve superior results for clients and shareholders.  Following completion of the Reorganization, the Company intends to carry on the business of Creative Management Group as its line of business. The Company has located its executive offices at 5601 Biscayne Boulevard, Miami, Florida 33137, USA and its telephone number is 1 (305) 751-0588 which is the executive office of Creative Management Group.

Changes to the Board of Directors.  In conjunction with the anticipated closing under the terms of the Reorganization Agreement and the February 20, 2008 acquisition of shares in the Registrant by Creative Management Group, Alan Morell, James J. Ennis and Michael Vandetty were appointed to the board of directors and Alan Morell was appointed as Chairman of the board of directors.

All of the Company’s directors will hold this office until the next annual meeting of the stockholders or until the election and qualification of their successors. The Company’s officers are elected by the board of directors and serve at the discretion of the board of directors.

Description of the Business
Background

The Company was formed in July of 2004 as Pebble Beach Enterprises, Inc. in the state of Nevada. From the date of incorporation until August of 2004, it was a wholly-owned subsidiary of Fresh Veg Broker.com, Inc., a Nevada corporation.  In August of 2004, the company was spun off from Fresh Veg.  The Company until this Reorganization was a real estate investment company with three areas of operation: a) real estate acquisition and re-sale; b) real estate development and re-sale; and c) real estate consulting and joint ventures.

Due to our inability to execute our real estate business plan and expand our business over the past three years, on February 20, 2008 in anticipation of this Reorganization, a majority of the existing shares of the Company were sold by the shareholders who were actively involved in the Company’s prior real estate business, and as a result, we had a change of direction and a change of control of our Company.

The following table sets forth as of February 20, 2008, prior to the Reorganization, information with respect to the beneficial ownership of the Company’s Common Stock by each person who owned at that time beneficially 5% or more of such stock. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Security Ownership of CMG Holdings, Inc.  as of February 20, 2008:

Title of Class	Name	Shares	Percent
Common Stock	Creative Management Group, Inc.	22,135,148	52.21%

	CMG Acquisitions, Inc.	16,144,852	38.08%

On February 20, 2008, in anticipation of this Reorganization, Alan Morell, Michael Vandetty and James J. Ennis were elected to the Board of Directors.  Alan Morell was elected Chairman and appointed as its President and CEO, Michael Vandetty was appointed as Secretary and James J. Ennis was appointed as Treasurer.

On February 20, 2008, in anticipation of this Reorganization, the shareholders approved the Articles of Amendment to the Company to change our name from Pebble Beach Enterprises, Inc. to our current name CMG Holdings, Inc., authorizing issuing 150,000,000 shares of Common Stock, $0.001 par value and authorizing issuing 5,000,000 shares of Preferred Stock, $0.001 par value.

On May 27, 2008, the Company entered into a “Reorganization Agreement” with its controlling shareholder, Creative Management Group.  Creative Management Group is a business that delivers innovative, value-added marketing communications and strategic consulting services to its clients.

Under the terms of the Reorganization Agreement, we agreed to acquire all of the issued and outstanding shares of Creative Management Group in exchange whereby Creative Management Group would distribute to its approximate eighty shareholders all its shares in our Company totaling 22,135,148 common stock.  In conjunction with closing under the Reorganization Agreement we also agreed to convert all note holders of Creative Management Group.  Closing under the Reorganization Agreement was completed on May 27, 2008 and upon completion of the Closing, Creative Management Group became a wholly-owned subsidiary of the Company.

The Company now plans to carry on the business of Creative Management Group as its line of business.  All references to “CMG Holdings”, “CMG”, the “Company,” “we,” “us” and “our” for periods prior to the closing of the Reorganization refer to the Registrant, and for periods subsequent to the closing of the Reorganization refer to the Registrant and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this document that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with effects of national and regional economic conditions;

•	the Company’s ability to attract new clients and retain existing clients;

•	the financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities;

•	foreign currency fluctuations; and

The Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, and through incurrence of bridge or other debt financing, either of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership.  At any given time, the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company.  Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in this Current Report on Form 8-K under the caption “Risk Factors” and in the Company’s other SEC filings.

Our Business

CMG Holdings, Inc. was incorporated in Nevada in July 2004 under the name of Pebble Beach Enterprises, Inc.  The Company has operated under the CMG Holdings, Inc. name since February 2008.

About Us

We are a marketing, sports, entertainment and management services company.   Our Company was formed by a core group of principals, all of whom have held senior level positions with several of the largest and most successful companies in the sports management and entertainment industry.  Our Company delivers custom marketing solutions to optimize profitability by concentrating our resources in those segments of the marketing communications and entertainment industry. Our Company operates in the sectors of talent management, event management, and commercial rights.

Talent Management includes representation of personalities in the entertainment and arts, athletes, literary industries through a full service representation to enable our clients realize their utmost potential for endorsements, licensing, contract negotiations, speaking appearances, literary and television image marketing.  Our Company represents athletes and sports personalities’ in team and non-team sports in a full-service approach ensuring individualized attention and commitment to manage our client’s business opportunities.  Our Company manages broadcasters and actors careers and assists in engineering business opportunities in film, broadcast and television and packaging with corporate sponsors. Our literary division provides full service representation to authors for publishing in traditional houses as well as electronic media including television, film, radio and after-market licensing to ensure greatest possible exposure and to increase client revenues.

Event Management includes marquis hospitality, sponsorships and licensing, broadcast production, and implementation of events including hospitality services to the most discriminating of clients in sports sectors including golf, tennis, equine and motor sports pairing corporate sponsors and premier events and leveraging that experience to ensure our clients receive the highest return on their investment and level of brand exposure. Our Company is dedicated to pursuing intellectual property rights of sports and entertainment properties and offering these events through long-term entertainment hospitality packages for corporate sponsors’ and manage and implement on-site operations and logistical concerns.  Our broadcast and production division secures, and negotiates electronic production, broadcast and syndication opportunities for our clients via network, cable television, radio and digital media.

Commercial Rights includes branding, consulting, endorsement, licensing and sponsorships and sales and marketing. Our Company creates branding and distributes image marketing tools to strategic outlets to generate premier brand recognition for our clients. Our consulting focuses on developing high-profile programs utilizing creative solutions to improve cost-efficiency and increase client revenues. Following the development of the strategy solutions, our Company oversees implementation of programs to ensure client satisfaction. Our endorsement, licensing and sponsorships division works with premier corporations regarding contract negotiations for client endorsements, secure domestic and international licensing opportunities provide implementation and execution services for client sponsorships.. Our marketing division positions and leverages our clients to increase their presence in the global market through research of business environments and creative solutions to take advantage of given market conditions. Our sales division includes creating commercial rights opportunities, identifying sales targets and strategically selling commercial rights to maximize client revenues.

Our marketing and communications services for our clients is specific to their unique needs and our solutions vary from project-based activities to long-term, fully-integrated campaigns on behalf of our clients in a single region or operating globally across all major world markets. It is our intention to create a holding company to provide resources, support and ensure that our operating divisions best meet our clients’ needs. The company sets company-wide financial objectives and corporate strategy, directs collaborative inter-agency programs, establishes financial management and operational controls, guides personnel policy, conducts investor relations and initiates, manages and approves mergers and acquisitions.  In addition, we provide limited centralized functional services that offer operational efficiencies, including accounting and finance, market information retrieval and analysis, legal services, real estate expertise, travel services, recruitment aid, employee benefits and executive compensation management. To keep our Company well-positioned, we support our initiatives to expand high-growth capabilities and build its offerings in key developing markets. When appropriate, we also develop relationships with companies that are building leading-edge marketing tools that complement our operating subsidiary and the programs they are developing for clients. In addition, we look for opportunities within our Company to modernize operations through mergers, strategic alliances and the development of internal programs that encourage intra-company collaboration.

Market Strategy

We have taken several strategic steps to position us as a premier marketing and communications company servicing clients in domestic and international markets. We operate in a marketing landscape that has vastly changed over the last few years and continues to fragment as clients are presented with complex strategies to improve brand awareness and increase market share. To achieve our objectives of providing strategic solutions for our clients, we have invested in talent and have concentrated in high-growth areas to align our capabilities to meet the market demands of our clients.  In order to grow with our clients, we have accelerated our investment in professional talent, training and technology throughout our Company. Our market strategy and offerings can improve our organic revenue growth and operating income margin, with our ultimate objective to be fully competitive with our industry peer groups.  To increase our revenues and improve our operating margins, we will concentrate on controlling our staff expenses in non-revenue producing capacities, controlling real estate expenses such as office rent, reducing the complexity of our organization and divesting of underperforming business sectors.

Sources of Revenue

Our revenues are generated through the execution of marketing and communications programs derived primarily across the sectors of event management, talent management and commercial rights as well as various media, planning and execution of other sports entertainment and management programs. Majority of our contracts with our clients are negotiated individually. The terms of the engagement with our clients and the basis in which we earn fees and commissions will vary significantly. Contracts with our client are multifaceted arrangements that may include incentive compensation provisions and may include vendor credits. Our largest clients are multinational corporations where they may arrange for our services to be provided via local, regional and global and we provide services across various sectors and across multiple divisions.

Revenues are determined on a fee based compensation basis and a commission basis for services for planning, creation, implementation and executions of marketing and communications programs specific to the sectors of talent management, event management, and commercial rights. Our fees are calculated to reflect our expertise based on monthly rates as well as mark-up percentages and the relative overhead expenses to execute services provided to our clients. Clients may seek to include incentive compensation components for successful execution as part of the total compensation.  Commissions earned are based on services provided and are usually calculated on a percentage over the total revenues generated for our clients.  Our revenues can also be generated when clients pay gross rates before we pay reduced rates; the difference is commissions earned which is either retained in total or shared with the client depending on the nature of the services agreement.   To reduce risks from non-payments from our clients, we typically pay company generated expenses only after we have received funds from our clients.

Our generated revenues are dependent upon the marketing and communications requirements of our corporate clients and depend on the terms of the client contract. The revenues for services performed can be recognized as proportional performance, monthly basis and execution of the completed contracts. Revenues recognized on a completed contract basis and as customary in the industry, our contracts generally provide for termination by either party on relatively short notice, usually 90 days.

Competition

In the competitive, highly fragmented marketing and communications industry, the Company competes for business with large global holding companies such as International Management Group, Interpublic Group of Companies, Inc., MDC Parnters, Inc. WPP Group plc, and Havas Advertising. These global holding companies generally have greater resources than those available us, and such resources may enable them to aggressively compete with the Company’s marketing communications businesses. We also face competition from numerous independent agencies that operate in multiple markets. We must compete with these other companies to maintain existing client relationships and to obtain new clients and assignments. We compete at this level by providing clients with marketing ideas and strategies that are focused on increasing clients’ revenues and profits.

Industry Trends

Historically, event management, talent management, and commercial rights have been primary service provided by global holding companies in the marketing communications industry. However, as clients aim to establish one-to-one relationships with customers and more accurately measure the effectiveness of their marketing expenditures, specialized and digital communications services are consuming a growing portion of marketing dollars. This is increasing the demand for a broader range of marketing communications services. The mass market audience is giving way to life-style segments, social events/networks, and online/mobile communities, each segment requiring a different message and/or different, often non-traditional, channels of communication. Global marketers now seek innovative ideas wherever they can find them, providing new opportunities for small to mid-sized communications companies.

Clients

The Company serves clients in virtually every industry and in many cases the same clients in various locations. Representation of a client rarely means that the company handles marketing communications for all brands or product lines of the client in every geographical location.  We have written contracts with many of our clients. As is customary in the industry, these contracts provide for termination by either party on relatively short notice. See “Management’s Discussion and Analysis — Executive Overview” for a further discussion of our arrangements with our clients.

Employees

As of May 27, 2008, the company and its subsidiaries have 5 employees.

See Management’s Discussion and Analysis for a discussion of the effect of cost of services sold on the company’s historical results of operations. Because of the personal service character of the marketing communications businesses, the quality of personnel is of crucial importance to the company’s continuing success. MDA considers its relations with employees to be satisfactory.

Effect of Environmental Laws

The company believes it is substantially in compliance with all regulations concerning the discharge of materials into the environment, and such regulations have not had a material effect on the capital expenditures or operations of the company..

Available Information

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to these reports, will be made available, free of charge, at our website at http://www.creativemanagementgroup.com, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC.

Our Corporate Governance Guidelines, and Code of Conduct will be made available free of charge on our website at http://www.creativemanagementgroup.com, as soon as reasonably practicable, or by writing to CMG Holdings, Inc., 5601 Biscayne Boulevard, Miami, Florida 33137, USA, Attention: Secretary. Information on our website is not part of this report.

Management’s Discussion and Analysis or Plan of Operations

References in this Current Report on Form 8-K to “CMG Holdings”, “CMG”, the “Company,” “we,” “us” and “our” for periods prior to the closing of the Reorganization refer to the Registrant, and for periods subsequent to the closing of the Reorganization refer to the Registrant and its subsidiaries.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described.  This discussion contains forward-looking statements. Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements. The operating results for the periods presented were not significantly affected by inflation.

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”) of the United States of America (“US GAAP”).

Executive Summary

The Company’s objective is to create shareholder value by building market-leading strategies that deliver innovative, value-added marketing communications and strategic consulting to our clients.  The company manages the business by monitoring several financial and non-financial performance indicators. The key indicators that we review focus on the areas of revenues and operating expenses. Revenue growth is analyzed by reviewing the components and mix of the growth, including: growth by major geographic location and growth from acquisitions.

Year ended December 31, 2007 compared to the year ended December 31, 2006

Liquidity and capital resources

As of December 31, 2007 our cash on hand was $2,664.

Revenues

The Company had revenues of $4,516 in our fiscal year ended December 31, 2007, as compared to $21,607 in fiscal year ended December 31, 2006 as a result of a slowing down of the market conditions in real estate.

Expenses

Total expenses in our fiscal year ended December 31, 2007 were $39,048 comprising of $38,762 in administrative expenses and $286 in interest expense, as compared to $29,287 in fiscal year ended December 31, 2006 comprised of $29,282 in administrative expenses and $5 in interest expense.

Loss

The Company incurred a net loss of $34,532 in our fiscal year ended December 31, 2007, as compared to a net loss of $7,680 in fiscal year ended December 31, 2006. We have not attained profitable operations to date. For these reasons our auditors stated in their report that they have substantial doubt that we will be able to continue as a going concern.

Capital Resources

At December 31, 2007, we had assets recorded at $2,907 consisting of cash of $2,664 and a note receivable of $243.

Liabilities

Our liabilities at December 31, 2007 totaled $15,890 and consisted of accrued interest of $286, accounts payable of $604 and a note payable to related party of $15,000.

Three-Months Ended March 31, 2008 Compared to the Three-Months Ended March 31, 2007

Liquidity and capital resources

As of March 31, 2008 our cash on hand was $71.

Revenues

The Company had revenues of $523 for the three-month period ended March 31, 2008 as compared to $246 for the three-month period ended March 31, 2007.

Expenses

Total expenses for the three-month period ended March 31, 2008 were $9,216 comprising of $9,086 in administrative expenses and $130 in interest expense, as compared to $8,483 for the three-month period in quarter ended March 31, 2007 comprised of $8,483 in administrative expenses.

Loss

The Company had a net loss of $8,693 for the three-month period ended March 31, 2008 compared to a net loss of $8,237 for the three-month period ended March 31, 2007.  We have not attained profitable operations in the real estate business to date which resulted in this Reorganization of the Company.

Capital Resources

As of March 31, 2008, we had current assets of $71, consisting of $71 in cash.

Liabilities

As of March 31, 2008 we had no liabilities.

Critical Accounting Policies and Estimates

For all periods following closing under the Reorganization Agreement, the Company intends to prepare consolidated financial statements of the Company and its subsidiaries, which will be prepared in accordance with the generally accepted accounting principles in the United States. During the preparation of the financial statements the Company will be required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company will evaluate its estimates and judgments, including those related to sales, returns, pricing concessions, bad debts, inventories, investments, fixed assets, intangible assets, income taxes and other contingencies. The Company intends to base its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions

In response to the SEC’s Release No. 33-8040, “Cautionary Advice Regarding Disclosure About Critical Accounting Policy,” the Registrant identified the most critical accounting principals upon which its financial status depends. The Registrant determined that those critical accounting principles are related to the use of estimates, inventory valuation, revenue recognition, income tax and impairment of intangibles and other long-lived assets. The Company presents these accounting policies in the relevant sections in this management’s discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

Critical Accounting Policies

The following summary of accounting policies has been prepared to assist in better understanding the Company’s consolidated financial statements and the related management discussion and analysis. Readers are encouraged to consider this information together with the Company’s consolidated financial statements and the related notes to the consolidated financial statements as included in the Company’s annual report on Form 10-K for a more complete understanding of accounting policies discussed below.

Estimates

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles in the United States of America, or “GAAP”, requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities including goodwill, intangible assets, valuation allowances for receivables and deferred income tax assets, stock-based compensation, and the reporting of variable interest entities at the date of the financial statements. The statements are evaluated on an ongoing basis and estimates are based on historical experience, current conditions and various other assumptions believed to be reasonable under the circumstances. Actual results can differ from those estimates, and it is possible that the differences could be material.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with the SEC Staff Accounting Bulletin 104, “Revenue Recognition” (“SAB 104”), and accordingly, revenue is generally recognized when services are earned or upon delivery of the products when ownership and risk of loss has transferred to the customer, the selling price is fixed or determinable and collection of the resulting receivable is reasonably assured.

The Company earns revenue from agency arrangements in the form of retainer fees or commissions; from short-term project arrangements in the form of fixed fees or fees for services; and from incentives or bonuses. Non-refundable retainer fees are generally recognized on a straight-line basis over the term of the specific customer contract. Commission revenue is earned and recognized upon the placement of advertisements in various media when the Company has no further performance obligations. Fixed fees for services are recognized upon completion of the earnings process and acceptance by the client. Per diem fees are recognized upon the performance of the Company’s services. In addition, for certain service transactions, which require delivery of a number of service acts, the Company uses the Proportional Performance model, which generally results in revenue being recognized based on the straight-line method due to the acts being non-similar and there being insufficient evidence of fair value for each service provided. Fees billed to clients in excess of fees recognized as revenue are classified as advance billings.

A small portion of the Company’s contractual arrangements with clients includes performance incentive provisions, which allow the Company to earn additional revenues as a result of its performance relative to both quantitative and qualitative goals. The Company recognizes the incentive portion of revenue under these arrangements when specific quantitative goals are achieved, or when the Company’s clients determine performance against qualitative goals has been achieved. In all circumstances, revenue is only recognized when collection is reasonably assured.

The Company follows EITF No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” (“EITF 99-19). This Issue summarized the EITF’s views on when revenue should be recorded at the gross amount billed because revenue has been earned from the sale of goods or services, or the net amount retained because a fee or commission has been earned. The Company’s business at times acts as an agent and records revenue equal to the net amount retained, when the fee or commission is earned. The Company also follows EITF No. 01-14 for reimbursements received for out-of-pocket expenses. This issue summarized the EITF’s views that reimbursements received for out-of-pocket expenses incurred should be characterized in the income statement as revenue. Accordingly, the Company has included in revenue such reimbursed expenses.

Acquisitions, Goodwill and Other Intangibles

A fair value approach is used in testing goodwill for impairment under SFAS 142 to determine if an other than temporary impairment has occurred. One approach utilized to determine fair values is a discounted cash flow methodology. When available and as appropriate, comparative market multiples are used. Numerous estimates and assumptions necessarily have to be made when completing a discounted cash flow valuation, including estimates and assumptions regarding interest rates, appropriate discount rates and capital structure. Additionally, estimates must be made regarding revenue growth, operating margins, tax rates, working capital requirements and capital expenditures. Estimates and assumptions also need to be made when determining the appropriate comparative market multiples to be used. Actual results of operations, cash flows and other factors used in a discounted cash flow valuation will likely differ from the estimates used and it is possible that differences and changes could be material.

The Company expects to make selective acquisitions of marketing communications businesses. In making acquisitions, the price paid is determined by various factors, including service offerings, competitive position, reputation and geographic coverage, as well as prior experience and judgment. Due to the nature of advertising, marketing and corporate communications services companies; the companies acquired frequently have significant identifiable intangible assets, which primarily consist of customer relationships. The Company has determined that certain intangibles (trademarks) have an indefinite life, as there are no legal, regulatory, contractual, or economic factors that limit the useful life.

A summary of the Company’s deferred acquisition consideration obligations, sometimes referred to as earnouts, and obligations under put rights of subsidiaries’ minority shareholders to purchase additional interests in certain subsidiary and affiliate companies is set forth in the “Liquidity and Capital Resources” section of this report. The deferred acquisition consideration obligations and obligations to purchase additional interests in certain subsidiary and affiliate companies are primarily based on future performance. Contingent purchase price obligations are accrued, in accordance with GAAP, when the contingency is resolved and payment is determinable.

Allowance for Doubtful Accounts

Trade receivables are stated less allowance for doubtful accounts. The allowance represents estimated uncollectible receivables usually due to customers’ potential insolvency. The allowance includes amounts for certain customers where risk of default has been specifically identified.

Income Tax Valuation Allowance

The Company records a valuation allowance against deferred income tax assets when management believes it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Management considers factors such as the reversal of deferred income tax liabilities, projected future taxable income, the character of the income tax asset, tax planning strategies, changes in tax laws and other factors. A change to these factors could impact the estimated valuation allowance and income tax expense.

Stock-based Compensation

The fair value method is applied to all awards granted, modified or settled on or after January 1, 2008. Under the fair value method, compensation cost is measured at fair value at the date of grant and is expensed over the service period that is the award’s vesting period. When awards are exercised, share capital is credited by the sum of the consideration paid together with the related portion previously credited to additional paid-in capital when compensation costs were charged against income or acquisition consideration. Stock-based awards that are settled in cash or may be settled in cash at the option of employees are recorded as liabilities. The measurement of the liability and compensation cost for these awards is based on the fair value of the award, and is recorded into operating income over the service period, that is the vesting period of the award. Changes in the Company’s payment obligation are revalued each period and recorded as compensation cost over the service period in operating income.

Effective February 20, 2008, the Company adopted SFAS 123(R) and has opted to use the modified prospective application transition method. Under this method the Company will not restate its prior financial statements. Instead, the Company will apply SFAS 123(R) for new awards granted or modified after the adoption of SFAS 123(R), any portion of awards that were granted after December 15, 1994 and have not vested as of February 20, 2008, and any outstanding liability awards.

Variable Interest Entities.

The Company evaluates its various investments in entities to determine whether the investee is a variable interest entity and if so whether the company is the primary beneficiary. Such evaluation requires management to make estimates and judgments regarding the sufficiency of the equity at risk in the investee and the expected losses of the investee and may impact whether the investee is accounted for on a consolidated basis.

Recently Issued Accounting Pronouncements

The following recent pronouncements were issued by the Financial Accounting Standards Board (“FASB”):  In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. This Interpretation is effective for fiscal years beginning after December 15, 2006, with earlier application permitted. The adoption of this interpretation did not have a material effect on its financial statements.

Effective in Future Periods

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements”. This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This statement is effective for all fiscal year beginning after November 15, 2007 and interim periods within those fiscal years. Earlier application is encouraged. The Company is currently evaluating the impact of this new statement on our financial statements.

In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. This statement expands the use of fair value measurement and applies to entities that elect the fair value option. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. SFAS 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company is currently evaluating the impact of this new statement on our financial statements.

In December 2007, FASB issued SFAS No. 141R “Business Combination” (“SFAS 141R”). This revised statement retains some fundamental concepts of the current standard, including the acquisition method of accounting (known as the “purchase method” in Statement 141) for all business combinations but SFAS 141R broadens the definitions of both businesses and business combinations, resulting in the acquisition method applying to more events and transactions. This statement also requires the acquirer to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values. SFAS 141R will require both acquisition-related costs and restructuring costs to be recognized separately from the acquisition and be expensed as incurred. In addition, acquirers will record contingent consideration at fair value on the acquisition date as either a liability or equity. Subsequent changes in fair value will be recognized in the income statement for any contingent consideration recorded as a liability. SFAS 141R is to be applied prospectively for financial statements issued for fiscal years beginning on or after December 15, 2008. Early application is prohibited. The Company is currently evaluating the impact of this new statement on its financial statements.

In December 2007, FASB issued SFAS No. 160 “Non-controlling Interests in Consolidated Financial Statements” (SFAS 160”). This statement amends ARB No. 51 Consolidated Financial Statements, to now require the classification of noncontrolling (minority) interests and dispositions of noncontrolling interests as equity within the consolidated financial statements. The income statement will now be required to show net income/loss with and without adjustments for noncontrolling interests. SFAS 160 is to be applied prospectively for financial statements issued for fiscal years beginning on or after December 15, 2008 and interim periods within those years. However, this statement requires companies to apply the presentation and disclosure requirements retrospectively to comparative financial statements. Early application is prohibited. The Company is currently evaluating the impact of this new statement on its financial statements.

Risk Factors

The following factors could adversely affect the Company’s revenues, results of operations or financial condition. See also “Statement Regarding Forward-Looking Disclosure.”

Risks Related To Our Company

Competition for clients in highly competitive industries.

The Company operates in a highly competitive environment in an industry characterized by numerous firms of varying sizes, with no single firm or group of firms having a dominant position in the marketplace. Competitive factors include creative reputation, management, personal relationships, quality and reliability of service and expertise in particular niche areas of the marketplace. In addition, because a firm’s principal asset is its people, barriers to entry are minimal, and relatively small firms are, on occasion, able to take all or some portion of a client’s business from a larger competitor.

While many of the Company’s client relationships are long-standing, companies put their marketing services businesses up for competitive review from time to time, including at times when clients enter into strategic transactions. To the extent that the Company fails to maintain existing clients or attract new clients, the Company’s business, financial condition and operating results may be affected in a materially adverse manner.

Revenues are susceptible to declines as a result of general adverse economic developments.

The marketing communications services industry is cyclical and is subject to the negative effects of economic downturns. The Company’s marketing services operations are also exposed to the risk of clients changing their business plans and/or reducing their marketing budgets. As a result, if the U.S., Canadian and European economies continue to weaken, our businesses, financial condition and operating results are likely to be negatively affected.

The benefits it expects from this acquisition or acquisitions made in the future may not be realized

The Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations and through incurrence of debt or bridge financing, either of which may increase its leverage ratios, or by issuing equity, which may have a dilutive impact on its existing shareholders. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of its securities.

The success of acquisitions or strategic investments depends on the effective integration of newly acquired businesses into the Company’s current operations. Such integration is subject to risks and uncertainties, including realization of anticipated synergies and cost savings, the ability to retain and attract personnel and clients, the diversion of management’s attention from other business concerns, and undisclosed or potential legal liabilities of the acquired company. The Company may not realize the strategic and financial benefits that it expects from any of its past acquisitions, or any future acquisitions.

Business could be adversely affected if it loses key clients.

The Company’s loss of one or more clients could materially affect the results of the Company as a whole.  Management is very important to the ongoing results of the Company because, as in any service business, the success of the Company is dependent upon the leadership of key executives and management personnel.  If key executives were to leave our operating units, the relationships that the Company has with its clients could be adversely affected.

Ability to generate new business from new and existing clients may be limited.

To increase revenues, the Company needs to obtain additional clients or generate demand for additional services from existing clients.  The  company’s ability to generate demand for its services from new clients and additional demand from existing clients is subject to clients’ requirements, pre-existing vendor relationships, financial condition, strategic plans and internal resources, as well as the quality of the Company’s employees, services and reputation and the breadth of its services. To the extent the Company cannot generate new business from new and existing clients due to these limitations, it will limit the Company’s ability to grow its business and to increase its revenues.

Business could be adversely affected if it loses or fails to attract key employees.

Employees, including creative, research, media, account and their skills and relationships with clients, are among the Company’s most important assets. An important aspect of the Company’s competitiveness is its ability to retain key employee and management personnel. Compensation for these key employees is an essential factor in attracting and retaining them, and the Company may not offer a level of compensation sufficient to attract and retain these key employees. If the Company fails to hire and retain a sufficient number of these key employees, it may not be able to compete effectively.

Business exposed to the risk of client media account defaults.

The Company often incurs expenses on behalf of its clients in order to secure a variety of opportunities in exchange for which it receives a fee. While the Company takes precautions against default on payment for these services (such as advance billing of clients) and have historically had a very low incidence of default, the Company is still exposed to the risk of significant uncollectible receivables from our clients.

The results of operations are subject to currency fluctuation risks.

Although the Company’s financial results are reported in U.S. dollars, a portion of its revenues and operating costs may be denominated in currencies other than the US dollar. As a result, fluctuations in the exchange rate between the U.S. dollar and other currencies, may affect the Company’s financial results and competitive position.

Subject to regulations that could restrict its activities or negatively impact its revenues.

Marketing communications businesses are subject to government regulation, both domestic and foreign. There has been an increasing tendency in the United States on the part of advertisers to resort to litigation and self-regulatory bodies to challenge comparative advertising on the grounds that the advertising is false and deceptive. Moreover, there has recently been an expansion of specific rules, prohibitions, media restrictions, labeling disclosures and warning requirements with respect to advertising for certain products. Representatives within government bodies, both domestic and foreign, continue to initiate proposals to ban the advertising of specific products and to impose taxes on or deny deductions for advertising which, if successful, may have an adverse effect on advertising expenditures and consequently the Company’s revenues.

Risks Relating to the Reorganization

The Company’s directors and executive officers beneficially own a substantial percentage of the Company’s outstanding common stock, which gives them control over certain major decisions on which the Company’s stockholders may vote, which may discourage an acquisition of the Company.

As a result of the Reorganization, Alan Morell, the Company’s chairman-of-the-board and chief executive officer owns, in the aggregate, approximately 23.84% of the Company’s outstanding common stock and the Company’s directors and executive officers as a group collectively own approximately 32.09% of the Company’s outstanding shares. The interests of the Company’s management may differ from the interests of other stockholders. As a result, the Company’s executive management will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

● electing or defeating the election of directors;

● amending or preventing amendment of the Company’s certificate of incorporation or bylaws;

● effecting or preventing a merger, sale of assets or other corporate transaction; and

● controlling the outcome of any other matter submitted to the stockholders for vote.

The Company’s management’s stock ownership may discourage a potential acquirer from seeking to acquire shares of the Company’s common stock or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act of 2002 and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public entity, the Company expects these new rules and regulations to increase compliance costs in 2008 and beyond and to make certain activities more time consuming and costly. As a public entity, the Company also expects that these new rules and regulations may make it more difficult and expensive for the Company to obtain director and officer liability insurance in the future and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Company to attract and retain qualified persons to serve as directors or as executive officers.

Risks Relating to the Common Stock

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

● technological innovations or new products and services by the Company or its competitors;

● additions or departures of key personnel;

● limited “public float” following the Reorganization , in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the common stock;

● the Company’s ability to execute its business plan;

● operating results that fall below expectations;

● loss of any strategic relationship;

● industry developments;

● economic and other external factors; and

● period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

There is currently no liquid trading market for the Company’s common stock and the Company cannot ensure that one will ever develop or be sustained.

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol CMGO.OB.  However, there is limited trading activity and not currently a liquid trading market.  There is no assurance as to when or whether a liquid trading market will develop, and if such a market does develop, there is no assurance that it will be maintained.  Furthermore, for companies whose securities are quoted on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the “OTCBB”), it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.  As a result, purchasers of the Company’s common stock may have difficulty selling their shares in the public market, and the market price may be subject to significant volatility.

Offers or availability for sale of a substantial number of shares of the Company’s common stock may cause the price of the Company’s common stock to decline or could affect the Company’s ability to raise additional working capital.

If the Company’s current stockholders seek to sell substantial amounts of common stock in the public market either upon expiration of any required holding period under Rule 144 or pursuant to an effective registration statement, it could create a circumstance commonly referred to as “overhang,” in anticipation of which the market price of the Company’s common stock could fall substantially.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for the Company to raise additional financing in the future through sale of securities at a time and price that the Company deems acceptable.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s certificate of incorporation does not contain any specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; however, the Company is prepared to give such indemnification to its directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of common stock beneficially owned on May 27, 2008, following consummation of the Reorganization by:

● Each person who is known by us to beneficially own 5% or more of the Registrant’s common stock;

● Each of the Registrant’s directors and named executive officers; and

● All of the Registrant’s directors and executive officers as a group.

Security Ownership of CMG Holdings, Inc. as of May 27, 2008:

Title of Class	Name	Shares	Percent (1)
Common Stock	CMG Acquisitions, Inc.	16,144,852	38.08%

	Alan Morell	10,107,000	23.84%

	James J. Ennis	2,500,000	5.89%

Security Ownership of CMG Holdings Inc.  directors and executive officers as of May 27, 2008:

Title of Class	Name	Shares		Percent (1)
Common Stock	Alan Morell	10,107,000	(2)	23.84%

	James J. Ennis	2,500,000	(3)	5.89%

	Michael Vandetty	1,000,000		2.35%

	All Directors and Executive Officers as a Group	13,607,000		32.09%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned, subject to community property laws where applicable. The number and percentage of shares beneficially owned are based on 42,400,000 shares of common stock outstanding as of May 27, 2008, the closing date of the Reorganization.  The address for those individuals for which an address is not otherwise indicated is: c/o CMG Holdings, Inc., 5601 Biscayne Boulevard, Miami, Florida 33137, USA.

(2)
Mr. Morell owns 3,500,000 shares of Creative Management Group, Inc. directly, and is the beneficial owner of an additional 6,607,000 shares owned by Commercial Rights Intl Corp. for a total of 10,107,000 shares.

(3)
Mr. Ennis owns 500,000 shares of Creative Management Group, Inc. directly, and is the beneficial owner of an additional 2,000,000 shares owned by Hastings Creek Group, Inc. for a total of 2,500,000 shares.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All of our officers and directors were appointed on February 20, 2008. All of our directors hold office for one-year terms until the election and qualification of their successors. Our officers are elected annually by the board of directors and serve at the discretion of the board.

Name	Age	Position
Alan Morell	60	Chief Executive Officer & Board Chairman
James J. Ennis	39	Chief Financial Officer & Director
Michael Vandetty	52	Chief Legal Counsel & Director

Alan Morell.  Mr. Morell has 30 years of global experience in the successful development and management of talent, high growth properties, commercial rights, live events and intellectual property (IP) rights. Mr. Morell began his career with International Management Group (IMG), where he served in a variety of executive offices, including Corporate Vice President. He has created and/or managed campaigns for talent and events globally within the disciplines of Sports and Entertainment. Prior to becoming an officer of Creative Management Group Agency, Mr. Morell was a Director and Chief Executive Officer of CatalystOne, Inc. Mr. Morell is a graduate of the University of Florida.

James J. Ennis.  Mr. Ennis has over 15 years of experience in financial management, strategic planning and corporate development. Prior to joining Creative Management Group, Mr. Ennis served as a Financial Advisor in the global private client group of premier wealth management and investment advisory firms of Smith Barney and Merrill Lynch from 2004 to 2007. From 1997 to 2003, Mr. Ennis served as Director of Finance for Octagon Worldwide, Inc., one of the world’s largest sports and entertainment marketing and consulting firms, where his responsibilities included mergers and acquisitions, business development and financial reporting. Mr. Ennis is a graduate of Mount Saint Vincent College.

Michael Vandetty.  Mr. Vandetty’s areas of practice include limited partnership and securities offerings, as well as securities litigation.  Mr. Vandetty has extensive transactional experience, including both domestic and international transactions in real estate, entertainment and hospitality, manufacturing and pharmaceutical sales. He also has significant experience in sports and entertainment law, mergers and acquisitions and in contract negotiations in the insurance and intellectual property arenas.  Mr. Vandetty is a former prosecutor in both the Dade County State Attorney’s Office and the Florida Attorney General’s Office. He received a Bachelor of Arts from Rutgers University in 1977 and a Juris Doctorate from the University of Miami Law School in 1980.

Meetings of Our Board of Directors

The Registrant’s board of directors did not hold any meetings during the fiscal year ended December 31, 2007.  Creative Management board of directors held meetings at various times during the fiscal year ended December 31, 2007.

Board Committees

Audit Committee. The Company intends to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm , including their recommendations to improve the system of accounting and internal controls.  The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors , free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Mr. James J Ennis is the board of director’s financial expert to be considered upon the formation of the audit committee.

Compensation Committee. The Company intends to establish a compensation committee of the Board of Directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Director Compensation

The Company has not paid its directors any separate compensation in respect of their services on the board. However, in the future, the Company intends to implement a market-based director compensation program.

Executive Compensation

Summary Compensation Table

The following table sets forth, for the years indicated, all compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s chief executive officer , chief financial officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods. These officers are referred to herein as the “named executive officers.” The compensation table excludes other compensation in the form of perquisites and other personal benefits that constituted less than $10,000 in value in 2007.

Summary Compensation Table

SUMMARY COMPENSATION TABLE
Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principle Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Alan Morell, Chief Executive Officer	2007 2006 2005	$ 275,000 $ 225,000 $ 225,000	$ - $ - $ -	$ - $ - $ -	$ - $ - $ -	- - -	$ - $ - $ -	$ - $ - $ -
James I. Ennis, Chief Financial Officer	2007 2006 2005	$ - $ - $ -	$ - $ - $ -	$ - $ - $ -	$ - $ - $ -	- - -	$ - $ - $ -	$ - $ - $ -
Michael Vandetty, Chief Legal Counsel	2007 2006 2005	$ - $ - $ -	$ - $ - $ -	$ - $ - $ -	$ - $ - $ -	- - -	$ - $ - $ -	$ - $ - $ -

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during the fiscal year ended December 31, 2007.

Employment Agreements

The Company has an employment agreement with Alan Morell, its chief executive officer. Mr. Morell will be compensated with an annual salary of $275,000.  The term of the agreement is a five year term.  Once the Company established an option plan, Mr. Morell will be granted 900,000 options of the Company stock.

The Company has an employment agreement with James J. Ennis, its chief financial officer. Mr. Ennis will be compensated with an annual salary of $200,000.  The term of the agreement is a five year term. Once the Company established an option plan, Mr. Ennis will be granted 750,000 options of the Company stock.

The Company has an employment agreement with Michael Vandetty, its chief legal counsel. Mr. Vandetty will be compensated with an annual salary of $200,000.  The term of the agreement is a five year term. Once the Company established an option plan, Mr. Vandetty will be granted 750,000 options of the Company stock.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans. However, the Company is currently deliberating on implementing an option compensation plan for up to 5,000,000 shares.

Directors’ and Officers’ Liability Insurance

The Company currently does not have insurance insuring directors and officers against liability. However , the Company is in the process of acquiring such insurance.

Description of Securities

The Company is authorized to issue 150,000,000 shares of common stock. As of May 27, 2008, there were 42,400,000 shares of common stock issued and outstanding.

On February 20, 2008, the board of directors approved an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares for common stock from 100,000,000 to 150,000,000.  On February 20, 2008, shareholders of record holding a majority of the currently issued and outstanding common stock approved the amendment.

Common Stock

The holders of common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Market Price and Dividends

Creative Management is, and has always been a privately-held company and now is a wholly-owned subsidiary of the Company. There is not, and never has been, a public market for the securities of Creative Management. The Registrant’s common stock is approved for trading on the O TCBB under the symbol “CMGO.OB ”, but there is currently no liquid trading market for the Registrant’s common stock ..

For the foreseeable future, the Company does not intend pay cash dividends to its stockholders.

Indemnification of Directors and Officers

Section 145 of the Nevada General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Nevada, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Nevada or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Trading Information

The Company’s common stock is currently approved for quotation on the OTCBB under the symbol “CMGO.OB,” but there is currently no liquid trading market for the Company’s common stock. As soon as is practicable and assuming we satisfy the necessary initial listing requirements, the Company intends to apply to have its common stock listed for trading on the American Stock Exchange or NASDAQ Stock Market, although the Company cannot be certain that any of these applications will be submitted or approved.

The transfer agent for our common stock is U.S. Stock Transfer Corp., 189 Victoria Avenue, Belleville, ON K8N2B9 Canada.
.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

             Item 5.06  Change in Shell Company Status.

The Company through its legal counsel believes that it is not and has never been a “shell corporation,” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  A shell company is a company with nominal or no operations and nominal or no asserts (or assets consisting solely of cash and cash equivalents).  As the Company had operations from inception to the date of its registration to the date of the Reorganization, and in accordance with the SEC issued final ruling on December 6, 2007, in footnote 172, which states that a start-up company does not necessarily fit the definition of a “shell company”.  The Company takes the position that it has been a start-up company since its registration statement became effective to the date of the Reorganization.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statement and Exhibits.

(a)	Financial statements of businesses acquired.

                          Creative Management Group’s audited financial statements as of December 31, 2007 are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.
                          Creative Management Group’s unaudited financial statements for the three-months ended March 31, 2008 are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference

(b)	Pro Forma Financial Information.

                         The Company’s pro forma condensed combined financial statements as of December 31, 2007 and for the three months ended March 31, 2008 are filed as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

(c)

Exhibit No.	Description
2.1
Agreement and Plan of Reorganization (the “Agreement”), dated as of the 27th day of May 2008, by and between CMG holdings, Inc., a Nevada corporation (“CMG”), and Creative Management Group, Inc., a Delaware corporation.

3.1	Certificate of Incorporation of Pebble Beach Enterprises, Inc. dated July 26, 2004 (incorporated by reference to Form 10-SB-12G filed on February 1, 2006).
3.2	Amended Certificate of Incorporation of CMG Holdings, Inc. dated February 20, 2008 (incorporated by reference to Form 8-k Current Report filed on February 20, 2008).
3.3	Bylaws of. CMG Holdings, Inc. dated February 20, 2008 (incorporated by reference to Form 8-k Current Report filed on February 20, 2008).
10.1	Employment Agreement by and between the Company and Alan Morell.
10.2	Employment Agreement by and between the Company and James J. Ennis.
10.3	Employment Agreement by and between the Company and Michael Vandetty
21.1	List of Subsidiaries – Creative Management Group, Inc., a Delaware corporation.
99.1	Creative Management Group’s audited financial statements as of December 31, 2007.
99.2	Creative Management Group’s unaudited financial statements for the three-months ended March 31, 2008.
99.3	Pro forma condensed combined financial statements of the Company and Creative Management as of December 31, 2007 and for the three-months ended March 31, 2008.

SIGNATURE

CMG HOLDINGS, INC.
(Registrant)

Date: May 30, 2008	By: /s/ ALAN MORELL
Alan Morell
Chief Executive Officer
(Duly Authorized Officer)

Date: May 30, 2008	By: /s/ JAMES J. ENNIS
James J. Ennis
Chief Financial Officer
(Principal Financial
and Accounting Officer)